Exhibit 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/28/2001 010482481 - 3439876

 CERTIFICATE OF INCORPORATION

OF

MEDICAL TRANSCRIPTION BILLING, CORP.

FIRST. The name of this corporation shall be:

MEDICAL TRANSCRIPTION BILLING, CORP.

SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Fifty Thousand (150,000) shares with no par value.

FIFTH. The name and mailing address of the incorporator is as follows:

Lynn CanneLongo

The Company Corporation

2711 Centerville Road, Suite 400

Wilmington, DE. 19808

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-eighth day of September, A.D. 2001.

/s/ Lynn CanneLongo
Lynn CanneLongo
Incorporator

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

First: That at a meeting of the Board of Directors of Medical Transcription Billing, Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation be amended by changing Article “Fourth” thereof so that, as amended, said Article shall be and read as follows:

“The total number of shares which the Company shall have authority to issue is 500,000, consisting of 500,000 shares of Common Stock of the par value of $0.001 per share.”

Second, That thereafter, pursuant to a written consent in lieu of meeting signed of the holders of the outstanding stock of the said corporation having the number of votes necessary to authorize the amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the amendment was authorized by the stockholders of the said corporation.

Third, That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth, That the capital of said corporation shall not be reduced under and by reason of said amendment.

By:	/s/ S. DAVID ROSENBLUM
(Authorized Officer)

NAME:	S. DAVID ROSENBLUM
(Print)

State of Delaware Secretary of State Division of Corporations Delivered 08:05 AM 08/24/2004 FILED 08:05 AM 08/24/2004 SRV 040618578 - 3439876 FILE

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

First: That, at a meeting of the Board of Directors of Medical Transcription Billing, Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation be amended by changing Article “Fourth” thereof so that, as amended, said Article shall be and read as follows:

“The total number of shares which the Company shall have authority to issue is 1,000,000, consisting of 1,000,000 shares of Common Stock of the par value of $0.001 per share.”

Second, That thereafter, pursuant to a written consent in lieu of meeting signed of the holders of the outstanding stock of the said corporation having the number of votes necessary to authorize the amendment at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the amendment was authorized by the stockholders of the said corporation.

Third, That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth, That the capital of said corporation shall not be reduced under and by reason of said amendment.

By:	/s/ DAVID ROSENBLUM
(Authorized Officer)

NAME:	DAVID ROSENBLUM
(Print) President